UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2025

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective as of October 22, 2025, the Board of Directors (the “Board”) or CareDx, Inc. (the “Company”) appointed Suresh Gunasekaran as a Class II director of the Company. As of the time of this filing, the Board has not made a final determination regarding the committees of the Board, if any, to which Mr. Gunasekaran will be appointed.
Mr. Gunasekaran, age 50, has served as the Chief Executive Officer and President of UCSF Health, an internationally recognized health system, since March 2022. Prior to UCSF Health, Mr. Gunasekaran served as the CEO of University of Iowa Hospitals & Clinics and the Associate Vice President of University of Iowa Health Care from December 2018 to February 2022. Mr. Gunasekaran previously served as the Senior Executive Officer of Southwestern Health Resources Population Health Services Company from October 2017 to November 2018. Prior to Southwestern Health Resources Population Health Services Company, Mr. Gunasekaran served in roles of increasing responsibility over fourteen years with UT Southwestern Medical Center, from September 2004 to November 2018, where he served as its Associate Vice President, Health System Affairs & CIO, University Hospitals & Clinics from September 2004 to December 2014 and its Chief Operations Officer, Health System from 2015 to November 2018. Mr. Gunasekaran holds a bachelor’s degree from Vanderbilt University and an M.B.A. from Southern Methodist University.
As a non-employee director, Mr. Gunasekaran will be entitled to receive cash compensation and nondiscretionary, automatic grants of restricted stock units and standard annual retainers for membership on the Board as follows: an annual cash retainer of $50,000 for his service on the Board paid on a quarterly basis (which Mr. Gunasekaran can elect to take in the form of cash and/or shares of the Company’s common stock). In addition, pursuant to the Company’s 2024 Equity Incentive Plan, Mr. Gunasekaran will be granted an initial award of restricted stock units having a grant date fair value of $400,000, rounded to the nearest whole share, which will vest in three equal, annual installments beginning with the first annual anniversary from the date of Mr. Gunasekaran’s appointment to the Board. Furthermore, under the Company’s current outside director compensation policy, on the first business day after each annual meeting of the Company’s stockholders, as a non-employee director, Mr. Gunasekaran will be automatically granted an award of restricted stock units having a grant date fair value of $225,000, rounded to the nearest whole share, which will vest in one installment on the earlier of the first annual anniversary from the date of grant and the day immediately before the first annual meeting that occurs after the date of the grant.
The Company also entered into an indemnification agreement with Mr. Gunasekaran in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Gunasekaran and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Gunasekaran has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025	CAREDX, INC.
	By:	/s/ JOHN W. HANNA
John W. Hanna
Chief Executive Officer
(Principal Executive Officer)